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                                                       Exhibit 15



September 27, 1995


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that AlliedSignal Inc. has incorporated by reference our reports dated April 21, 1995 and July 25, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about September 27, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP